                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



                   NAME                                               JURISDICTION OF INCORPORATION
                   ----                                               -----------------------------

OfficeMax Corp.                                                                     OH
OMX, Inc.                                                                           NV
BizMart, Inc.                                                                       DE
BizMart (Texas), Inc.                                                               DE
OfficeMax de Mexico, S. de R.L. de C.V.                                           Mexico